Exhibit 99.B(h)(4)(dd)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of the date listed below, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001, as amended, by and between The Bank of New York Mellon, Pacific Life Insurance Company, and Pacific Funds Series Trust.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Core Income

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific FundsSM Diversified Alternatives (expected to be liquidated on or about July 31, 2019)

Pacific FundsSM Large-Cap

Pacific FundsSM Large-Cap Value

Pacific FundsSM Small/Mid-Cap

Pacific FundsSM Small-Cap

Pacific FundsSM Small-Cap Value

Pacific FundsSM Small-Cap Growth

Pacific FundsSM Ultra Short Income

Pacific FundsSM Diversified Income

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Developing Growth Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF International Small-Cap Fund

PF Equity Long/Short Fund

PF Multi-Asset Fund

PF Multi-Fixed  Income Fund

Effective: June 28, 2019

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their officers designated below effective as of the date and year above written.

THE BANK OF NEW YORK MELLON

By: /s/ J. Reed
Name: Jason Reed
Title: Vice President

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary